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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Nature's Sunshine Products, Inc. on Form S-8 of our report dated January 18, 2002, appearing in the Annual Report on Form 10-K and 10-K/A of Nature's Sunshine Products, Inc. for the year ended December 31, 2003.

LARA MARAMBIO & ASOCIADOS

/s/ Tomás Pueyo Acosta

Tomás Pueyo Acosta
Public Accountant
C.P.C. No 15.841

Caracas—Venezuela, August 2, 2004

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Consent of Independent Registered Public Accounting Firm